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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
April 5, 2012 (April 5, 2012)

HOLLYFRONTIER CORPORATION (Exact name of registrant as specified in its charter)
Delaware	001-03876	75-1056913
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300, Dallas, Texas 75201
(Address of Principal Executive Offices)

(214) 871-3555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
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Item 7.01 Regulation FD Disclosure.
On April 5, 2012, HollyFrontier Corporation (the “Company”) issued a press release announcing that its subsidiary plans to make an unscheduled shutdown of the Navajo refinery fluid catalytic cracking unit (FCC) for mechanical repairs.
A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.
By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report, including Exhibit 99.1, or that any such information includes material investor information that is not otherwise publicly available. The information contained in this report on Form 8-K, including the information contained in Exhibit 99.1, is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise from time to time. The Company disclaims any current intention to revise or update the information contained in this report, including the information contained in Exhibit 99.1, although the Company may do so from time to time as its management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of the Company issued April 5, 2012.*
_________________________ * Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYFRONTIER CORPORATION

By;	/s/ Doug S. Aron
	Name:	Doug S. Aron
	Title:	Executive Vice President and
Chief Financial Officer

Date:    April 5, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company issued April 5, 2012.*
___________________________ *Furnished herewith.